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                                                                      EXHIBIT 12

                       STATEMENT RE COMPUTATION OF RATIOS
                     (DOLLARS IN THOUSANDS, EXCEPT RATIOS)


                                                                                                           THREE MONTHS
                                                                YEAR ENDED DECEMBER 31,                        ENDED
                                              -----------------------------------------------------------    MARCH 31,
                                               2003(1)        2002        2001        2000        1999        2004 (1)
                                              ----------   ----------  ----------  ----------  ----------  -------------
RATIO OF EARNINGS TO FIXED CHARGES:
Earnings:
  Income (loss) before income
    taxes, minority interest ...............  $  (13,760)  $  176,938  $  118,803  $  136,683  $  147,105   $  (16,708)
  Add: interest expense ....................      36,145       42,856      55,665      60,248      55,439       14,959
  IPR&D charges ............................     117,609           --          --          --          --       11,386
                                              ----------   ----------  ----------  ----------  ----------   ----------
                                              $  139,994   $  219,794  $  174,468  $  196,931  $  202,544   $    9,637
                                              ==========   ==========  ==========  ==========  ==========   ==========
Fixed Charges:
  Interest expense .........................  $   36,145   $   42,856  $   55,665  $   60,248  $   55,439   $   14,959
                                              ==========   ==========  ==========  ==========  ==========   ==========

Ratio of earnings to fixed charges..........        3.9x         5.1x        3.1x        3.3x        3.7x         0.6x
                                              ==========   ==========  ==========  ==========  ==========   ==========


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(1)   For the year ended December 31, 2003 and the three months ended March 31,
      2004, non-cash charges of $117,609,000 and $11,386,000, respectively, related to acquired in-process research and development were excluded from the calculation.